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Exhibit A

                       CENTRAL AND SOUTH WEST CORPORATION

                                   CERTIFICATE

         The undersigned certifies that he is the duly designated and acting Controller of Central and South West Corporation, a Delaware corporation, and that a conformed copy of the Quarterly Report on Form U-9C-3 shall be filed with the Specific State Commissions that have jurisdiction over the retail rates of the public-utility companies that are associate companies of any of the reporting companies. The names and addresses of the Specific State Commissions are:


         Arkansas Public Service Commission
         1000 Center
         P. O. Box 400
         Little Rock, AR   72203-0400

         Louisiana Public Service Commission
         One American Place
         P. O. Box 91154
         Baton Rouge, LA   70821-9154

         Oklahoma Corporation Commission
         2101 N. Lincoln Blvd.
         P. O. Box 52000-2000
         Oklahoma City, OK   73152-2000

         Public Utility Commission of Texas
         1701 N. Congress Avenue
         Austin, TX   78701


         IN WITNESS WHEREOF, I have hereunto set my hand as of the 30th day of May, 2000.


                             /s/ Lawrence B. Connors
                                 Lawrence B. Connors
                                 Controller